Exhibit 10.2
SUNTRUST EQUIPMENT FINANCE & LEASING CORP.

EQUIPMENT LEASE GUARANTY
     This Equipment Lease Guaranty is executed and delivered in favor of SUNTRUST EQUIPMENT FINANCE & LEASING CORP., its present and future affiliates and their successors and assigns (“Lessor”), in connection with that certain Equipment Lease Agreement dated as of                                  , 2008, together with all Equipment Schedules executed or to be executed pursuant thereto and all of the other documents and agreements entered into in connection therewith (collectively, the “Lease Documents”), by and between Lessor and POWERSECURE, INC., its successors and assigns (“Lessee”).
     In order to induce Lessor to enter into the Lease Documents (execution and delivery hereof being a condition precedent to Lessor’s obligations under the Lease Documents), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Guarantor”) hereby UNCONDITIONALLY GUARANTEES (a) to pay Lessor in lawful money of the United States all rents and other sums reserved in the Lease Documents, or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease Documents; and (b) to perform, at the time and in the manner set forth in the Lease Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the “Obligations”).
     1. Continuing Guaranty. This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including, without limitation, such payment and performance under all Equipment Schedules constituting a part of said Lease Documents, whether to be performed before or after the last rent payment has been made under the Lease Documents.
     2. Authorization. Guarantor authorizes Lessor, with Lessee’s consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease Documents; (b) change any of the terms, covenants, conditions or provisions of the Lease Documents; (c) amend, modify, change or supplement the Lease Documents; (d) consent to Lessee’s assignment of the Lease Documents or to the sublease of all, or any portion, of the equipment covered by the Lease Documents; (e) receive and hold security for the payment of this Guaranty or the performance of the Lease Documents, and exchange, enforce, waive and release any such security; and (f) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.
     3. Waiver. Guarantor waives any right to require Lessor to: (a) proceed against Lessee; (b) proceed against or exhaust any security held from Lessee; (c) pursue any other remedy in Lessor’s power whatsoever; or (d) notify Guarantor of any default by Lessee in the payment of any rent or other sums reserved in the Lease Documents or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee, any lack of authority of Lessee with respect to the Lease Documents, the invalidity, illegality or lack of enforceability of the Lease Documents from any cause whatsoever, the failure of Lessor to acquire title to the equipment subject to the Lease Documents or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease Documents. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantor’s payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor’s good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment of all rents and all other sums due under the Lease Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty.
     4. Representations and Warranties. Guarantor represents and warrants to Lessor that:
          (a) (1) Guarantor is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation. (2) The execution, delivery and performance hereof: (x) have been duly authorized by all necessary corporate action on the part of Guarantor; (y) do not require the approval of any stockholders, trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (z) do not and will not contravene any law, governmental rule, regulation or order now binding on Guarantor, or the charter or by-laws of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its property is bound. (3) The financial statements of Guarantor (copies of which have been made available to Lessor through Guarantor’s public filings with the SEC) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Guarantor’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

          (b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof.
          (c) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would materially adversely affect the financial condition of Guarantor, or the ability of Guarantor to perform its obligations hereunder or remain in compliance with the provisions hereof. Further, Guarantor is not in default under any material obligation for borrowed money, for the deferred purchase price of property or any Lease Documents agreement which, either individually or in the aggregate, would have the same such material adverse effect.
     5. Financials and Further Assurances. Guarantor covenants and agrees as follows: (a) Guarantor will provide to Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Guarantor; (2) within sixty (60) days after the end of each quarter of Guarantor’s fiscal year, the balance sheet and related statement of income and statement of cash flows of Guarantor for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Guarantor to the Securities and Exchange Commission, if any (by furnishing these SEC forms, or making them publicly available in electronic form, Guarantor shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)). (b) Guarantor will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.
     6. Defaults and Remedies. Guarantor shall be deemed to be in default hereunder (“Default”) if: (a) Guarantor shall fail to (1) make any payment guaranteed by it under this Guaranty within ten (10) days after the same shall have become due or (2) perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor; or (b) Guarantor shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or its property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation, in writing by Guarantor, of Guarantor’s obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated material liability or material claim against Guarantor; or (e) Guarantor shall be in default under any material obligation for borrowed money, for the deferred purchase price of property or any Lease Documents agreement, and the applicable grace period with respect thereto shall have expired; or (f) enter into any transaction of merger or consolidation, unless Guarantor shall be the surviving corporation; (such actions being referred to as an “Event”), and the surviving entity is organized and existing under the laws of the United States or any state, and not less than sixty (60) days prior to such Event: (A) the surviving corporation executes and delivers to Lessor (1) an agreement satisfactory to Lessor, in its sole discretion, containing such surviving corporation’s full and total assumption, and its agreement to pay, perform, comply with and otherwise be liable for, pursuant to the terms and conditions of the Guaranty, all of Guarantor’s obligations having previously arisen, or then or thereafter arising, under this Guaranty, and (2) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor, in its sole descretion, is satisfied as to the creditworthiness of such surviving corporation , and as to such surviving corporation’s conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in the Lease Documents; (ii) cease to do business as a going concern, liquidate, or dissolve; (iii) sell, transfer, or otherwise dispose of all or substantially all of its assets or property, or enter into a leveraged buyout of all or substantially all of its assets or property; (iv) change the form of organization of its business; (v) if privately owned, permit any substantial change in the ownership or control of its capital stock or membership interests such that less than 50% of such equity interest remain with the holder(s) of such equity interests as of the date of this Guaranty; or (vi) make any change, without the prior written consent of the Lessor, such that Guarantor is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or no longer registered under Section 12 of the Securities Act of 1933, as amended, if it was so subject or registered as of the date of this Guaranty, unless after giving effect to such change, Guarantor’s Debt to Tangible Net Worth does not equal or exceed twice the ratio of Guarantor’s Debt to Tangible Net Worth as of the date of this Lease. As used herein, “Debt” shall mean Guarantor’s total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and “Tangible Net Worth” shall mean Shareholders’ Equity of the Guarantor minus Intangible Assets of the Guarantor. “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs; provided, however, Intangible Assets shall not include deferred income taxes, prepaid expenses and the Guarantor’s investment in unconsolidated Affiliates. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.
     Upon a Default hereunder, Lessor may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:
          A. declare the Lease Documents to be in default and demand and thereafter, at Lessor’s sole discretion, sue for and recover all liquidated damages, accelerated rentals and/or all other sums otherwise recoverable from Lessee thereunder; and/or

          B. demand, and Guarantor agrees that it shall pay Lessor promptly thereafter, any and all of the Obligations then due (by acceleration pursuant to Paragraph A, or otherwise), including, without limitation, any late charges accruing thereon pursuant to the Lease Documents, until all such amounts are received by Lessor in good collected funds; and/or
          C. sue for and recover all sums due hereunder and any other damages then or thereafter incurred by Lessor as a result of such Default; and/or
          D. seek specific performance of the obligations of the undersigned hereunder.
     In addition, Guarantor shall be liable for all reasonable attorneys’ fees and other costs and expenses incurred by reason of any Default or the exercise of Lessor’s remedies hereunder and/or under the Lease Documents. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.
     Any failure by Lessor to exercise the rights granted hereunder upon any Default by Guarantor shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default.
     The obligations of the undersigned hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.
     7. GOVERNING LAW, CHOICE OF FORUM AND JURY TRIAL WAIVER. GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE). Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Maryland, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Maryland; and, if Guarantor is not a domestic corporation, submits to personal jurisdiction in such courts, and hereby irrevocably appoints the Secretary of the State of Maryland as agent for service of process on behalf of Guarantor in any such action or proceeding.
     GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE LEASE DOCUMENTS. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the successors and assigns of Guarantor.
     IN WITNESS WHEREOF, Guarantor has caused this instrument to be duly executed, under seal, as of the            day of                                         , 2008.

ATTEST:	POWERSECURE INTERNATIONAL, INC. Guarantor

	By:		SEAL]

Name:
Title:

Address:

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